Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

FOR RELEASE 9:00 am (ET)

September 26, 2011

Proven Energy Industry Executive Frances Powell Hawes Joins AETI as CFO

Former Grant Prideco and NCI Building Systems CFO brings significant financial leadership experience to AETI

HOUSTON, September 26, 2011 American Electric Technologies, Inc. (NASDAQ: AETI), a leading global provider of power delivery solutions for the traditional and renewable energy industries announced today that energy industry veteran, Frances Powell Hawes, has joined the company as senior vice president and chief financial officer. Ms. Hawes brings more than 25 years of finance leadership with significant experience overseeing the financial performance of public and private companies during inflection points of growth and expansion.

Ms. Hawes was most recently interim CFO of Sterling Chemicals, Inc. Prior to that she served as CFO for NCI Building Systems (NYSE: NCS) which manufactures and markets metal products primarily for the nonresidential construction industry in North America. Ms. Hawes was previously CFO for Grant Prideco, Inc. (formerly NYSE: GRP), the world’s leader in drill pipe and drill stem technology, where she led Grant’s 100% spin-off from Weatherford International (NYSE:WFT). Prior to Grant’s spin-off she served as Weatherford’s chief accounting officer, having advanced though a number of positions of increasing responsibility.

“Frances brings with her a distinguished career in finance and business leadership, including experience with high-growth energy companies,” said Charles Dauber, president and chief executive officer of AETI. “As CFO, she will be an invaluable business partner and contributor to our team during a period of expansion for AETI, and her expertise will help us achieve enhanced improvements in operations, cost and productivity.”

Ms. Hawes is currently a member of the board of directors of Express Energy Services, LLC, a Houston-based provider of drilling and completion services and is also a board member of the Houston chapter of Financial Executives International. She is a Texas Certified Public Accountant and received her Bachelor’s degree in business from the University of Houston.

“Charles and the AETI team have done a great job establishing the company as a leader in providing power systems, construction and services for the global energy markets” said Hawes. “I look forward to being part of the team to accelerate the company’s profitable growth strategy and meet the demands of our valued customers, all of which will inevitably take AETI to an exciting new level of success.”

American Electric Technologies, Inc. (NASDAQ: AETI) is a leading global supplier of power delivery solutions to the traditional and renewable energy industries. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems LLC, a subsidiary, services Gulf Coast marine and vessel customers.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

AETI is headquartered in Houston and has global sales, support, and manufacturing operations in Beaumont, TX, Keystone Heights, FL, and Bay St. Louis, MS. In addition, AETI has joint venture interests located in Xian, China; Macae, Brazil; and Singapore. AETI’s SEC filings, news and product/service information are available at http://www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our international joint ventures are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U.S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier, 713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

Charles Dauber, 713-644-8182

investorrelations@aeti.com